ContiFinancial Corporation
Calculation of Earnings Per Share
For the three months ended December 31, 1999


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Basic and Diluted Computation for the three months ended December 31,1999

Weighted average shares outstanding:

  Common stock excluding shares relating to employee incentive plans       46,153,195

  Vested Restricted Shares Outstanding during the Quarter                     391,941
                                                                        -------------
Weighted Average Shares Outstanding                                        46,545,136
                                                                        -------------
Quarter income (loss)                                                       ($114,605)
                                                                        -------------
Basic and Diluted Earnings Per Share                                           ($2.46)
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